UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 21, 2005
Date of Report (Date of earliest event reported)

Commission File Number 1-6560

THE FAIRCHILD CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

34-0728587
(I.R.S.  Employer Identification No.)

1750 Tysons Boulevard, Suite 1400, McLean, VA 22102
(Address of principal executive offices)

(703) 478-5800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

FORWARD-LOOKING STATEMENTS:

        Certain statements in this filing contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operation and business. These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and similar terms and phrases, including references to assumptions. These forward-looking statements involve risks and uncertainties, including current trend information, projections for deliveries, backlog and other trend estimates that may cause our actual future activities and results of operations to be materially different from those suggested or described in this financial discussion and analysis by management. These risks include: our ability to finance and successfully operate our retail businesses; our ability to accurately predict demand for our products; our ability to receive timely deliveries from vendors; our ability to raise cash to meet seasonal demands; our dependence on the retail and aerospace industries; our ability to maintain customer satisfaction and deliver products of quality; our ability to properly assess our competition; our ability to improve our operations to profitability status; our ability to liquidate non-core assets to meet cash needs; our ability to attract and retain highly qualified executive management; our ability to achieve and execute internal business plans; weather conditions in Europe during peak business season and on weekends; labor disputes; competition; worldwide political instability and economic growth; military conflicts, including terrorist activities; infectious diseases; and the impact of any economic downturns and inflation.

If one or more of these and other risks or uncertainties materializes, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. Given these uncertainties, users of the information included in this report, including investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements. We do not intend to update the forward-looking statements included in this filing, even if new information, future events or other circumstances have made them incorrect or misleading.

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On December 21, 2005, Republic Thunderbolt, LLC (an indirect, wholly-owned subsidiary of The Fairchild Corporation), entered into a Purchase and Sale Agreement for the sale of Airport Plaza. Airport Plaza is a shopping center located in Farmingdale, NY. The buyer is KRC Acquisition, Inc., acting on behalf of a joint venture between an affiliate of Kimco Realty Corporation (NYSE: KIM), and an investment fund managed by a major investment bank. The net purchase price is approximately $41.1 million, plus certain increases in the purchase price in the event the closing takes place after February 11, 2006. As a condition to closing, the Buyer shall either assume or defease the existing mortgage loan on Airport Plaza. The outstanding principal balance on the mortgage loan as of today is approximately $53.8 million. The closing is subject to other customary conditions, such as obtaining estoppel certificates from major tenants and the occurrence of no material adverse changes to the property occurring from the date hereof through the closing date. The closing is expected to take place not earlier than February 11, 2006 and no later than June 15, 2006. In connection with the agreement, the buyer has placed a deposit in the amount of $4.75 million.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits.

99   Press Release Dated December 22, 2005, regarding the Company's agreement to sell its shopping center.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2005

THE FAIRCHILD CORPORATION

By: /s/ DONALD E. MILLER Name: Donald E. Miller Title: Executive Vice President, Corporate Secretary and General Counsel